UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2018
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 7.01       Regulation FD Disclosure

On February 9, 2018, Uranium Energy Corp. (the "Company") issued a news release announcing the closing of a definitive property purchase agreement (the "Agreement") with Nuinsco Resources Limited ("Nuinsco") whereby the Company acquired 100% of Nuinsco's Diabase project (the "Diabase Project") located on the south rim of the Athabasca Basin uranium district in Saskatchewan, Canada.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 8.01       Other Events

On February 7, 2018, the Company closed the Agreement with Nuinsco whereby the Company acquired 100% of Nuinsco's Diabase Project located on the south rim of the Athabasca Basin uranium district in Saskatchewan, Canada in exchange for aggregate consideration consisting of (i) CAD$300,000 in cash paid to Nuinsco, and (ii) the issuance of 139,418 common shares of the Company to Nuinsco and 25,349 common shares of the Company to the original Diabase Project property owner at a deemed issuance price of US$1.60 per common share. The Diabase Project covers 21,949 hectares in ten claim blocks. Management of the Company has determined that the Agreement is not a material definitive agreement and is in the Company's ordinary course of business.

Item 9.01       Financial Statements and Exhibits

(a)               Financial Statements of Business Acquired

Not applicable.

(b)               Pro forma Financial Information

Not applicable.

(c)               Shell Company Transaction

Not applicable.

(d)               Exhibits
Exhibit	Description
99.1	News Release dated February 9, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: February 9, 2018	By: /s/ Pat Obara Pat Obara, Secretary, Treasurer, and Chief Financial Officer

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